UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2013

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400, New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2013, the Board of Directors of Intervest Bancshares Corporation (the “Company”), upon recommendation of its Compensation Committee, approved restricted common stock awards under the Company’s 2013 Equity Incentive Plan to certain of the Company’s executive officers and other officers and employees of its wholly-owned subsidiary, Intervest National Bank.

The awards were as follows:

Name and Title	Restricted Stock Award (1) (Number of Shares)	Grant Date Fair Value (2)
Lowell S. Dansker, Chairman and Chief Executive Officer, Intervest Bancshares Corporation, Intervest National Bank	75,000	$540,750
Keith A. Olsen, President, Intervest National Bank	37,500	$270,375
Stephen A. Helman, Vice President, Intervest Bancshares Corporation, Intervest National Bank	11,250	$81,112
John J. Arvonio, Chief Financial and Accounting Officer Intervest Bancshares Corporation, Intervest National Bank	8,000	$57,680
Robert W. Tonne, Vice President and Chief Credit Officer, Intervest National Bank	3,750	$27,038

Totals	135,500	$976,955

(1)	The awards vest in installments, subject to the participant’s continued employment with the Company or a subsidiary and subject to accelerated vesting upon the death or disability of the participant or upon a change in control of the Company. The restricted stock awards are subject to other terms and conditions of the Equity Incentive Plan and to the form of Restricted Stock Award Agreement. The schedule of vesting is shown in the table below.
(2)	The fair value of the stock awards was based on the closing market price of the common stock on the grant date.

Vesting Table

Name	Total Shares	Vest 1/2/2014	Vest 1/19/2014	Vest 1/19/2015	Vest 1/24/2015	Vest 1/24/2016
Lowell S. Dansker	75,000	25,000	16,667	8,333	16,667	8,333
Keith A. Olsen	37,500	12,500	8,333	4,167	8,333	4,167
Stephen A. Helman	11,250	6,250	1,667	834	1,666	833
John J. Arvonio	8,000	2,500	1,667	833	2,000	1,000
Robert W. Tonne	3,750	—	833	417	1,667	833

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: December 13, 2013	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer